Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1 Amended and Restated Employment Agreement, dated December 31, 2008, between the Company and Peter G. Savas
EX-10.2 Amended and Restated Employment Agreement, dated December 31, 2008, between the Company and Mark J. Pykett
EX-10.3 Amended and Restated Employment Agreement, dated December 31, 2008, between the Company and Kenneth L. Rice, Jr.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2009 (December 31, 2008)
ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective as of December 31, 2008, each of the following named executive officers of Alseres Pharmaceuticals, Inc. (the “Company”) entered into an amendment and restatement to his employment agreement with the Company (the “Agreement”) in order to comply with the final regulations issued under Section 409A of the Internal Revenue Code of 1986, as amended (“409A”): (i) Peter Savas, chairman of the board of directors and chief executive officer; (ii) Mark Pykett, president and chief operating officer; and (iii) Kenneth Rice, Jr., Executive Vice President, Finance and Administration and Chief Financial Officer.
     Each such amendment provides that:
     (A) the executive officer’s annual bonus, if any, will be paid no later than March 15th of the calendar year following the calendar year in which the bonus was earned;
     (B) the receipt of any severance payments under the agreement is dependent upon the executive officer’s execution and non-revocation of a release of claims in a form satisfactory to the Company within 30 days after his termination of employment;
     (C) in the event of a termination of employment (i) without “cause,” (ii) for death or “disability” or (iii) for “good reason” within one year after a “change in control” (as each term is defined in the Agreement), the executive officer or his estate is entitled to severance payments in equal installments over a period of nine months (or, in the case of Mr. Savas, over a period of 12 months). “Good reason” is defined as:
          (i) a material diminution in the executive’s base compensation;
          (ii) a material diminution in the executive’s then authority, duties or responsibilities; or
          (iii) a material change in geographic location at which the executive performs services.
The executive officer will not be considered to have terminated employment for “good reason” unless: (1) the executive officer provides notice to the Company within 90 days of the initial existence of the basis for his claim to have “good reason” to terminate his employment, (2) the Company fails to remedy the condition that is claimed to constitute “good reason” within thirty days of receiving such notice, and (3) the executive officer’s subsequent termination of employment actually occurs no more than one year following the Company’s receipt of such notice; and
     (D) if the executive officer is a “specified employee” as of the date of his “separation from service” from the Company (as each term is defined in 409A), each installment of severance payments and benefits due to him that would be payable before the six month anniversary of his separation from service will not be paid until the date that is six months and one day after his separation from service, with any installments that accumulate during the six month period being paid in a lump sum on such date and any subsequent installments being paid in installments as set forth in the Agreement.
     The foregoing summary of the terms of the Amended and Restated Employment Agreements by and between the Company and each of Messrs. Savas, Pykett and Rice is subject to, and qualified in its entirety by, the Amended and Restated Employment Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alseres Pharmaceuticals, Inc.
Date: January 6, 2009	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated December 31, 2008, between the Company and Peter G. Savas

10.2	Amended and Restated Employment Agreement, dated December 31, 2008, between the Company and Mark J. Pykett

10.3	Amended and Restated Employment Agreement, dated December 31, 2008, between the Company and Kenneth L. Rice, Jr.